Frank A. Ciccotto, Jr.       100 William Street
                        President & Global Head      New York, NY 10038
                        Securities Evaluations       Tel: 212 438 4417
                                                     Frank.CiccottoJr@theice.com


ICE Data Services | Securities Evaluation



December 5, 2017



First Trust Portfolios L.P.
120 East Liberty Drive
Suite 400
Wheaton, Illinois  60187

Re:   The First Trust Combined Series 567

Gentlemen:

We have examined the Registration Statement File No. 333-221320, for the referenced Trust and acknowledge that Securities Evaluations, Inc., is determining the evaluation of the Securities identified in that Registration Statement at the opening of business on the initial date of deposit for The First Trust Combined Series 567. We hereby consent to the reference to Securities Evaluations, Inc. as so determining the evaluation of those Securities at the opening of business on the initial date of deposit.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.


Sincerely,



Frank A. Ciccotto, Jr.